Exhibit 99.10

         (Text of graph posted to Ashland Inc.'s website concerning
               Valvoline's premium oil sales) (% of Branded)


               2002       2003       2004       2005       2006       2007
              ------     ------     ------     ------     ------     ------
January        14.2       16.7       20.8       23.0       23.9       24.1
February       14.8       20.2       21.7       21.9       25.1       21.5
March          17.9       19.4       21.8       26.7       24.1
April          17.2       17.1       22.4       23.8       23.3
May            16.8       20.5       22.5       23.2       21.8
June           17.8       21.5       20.9       26.3       22.2
July           15.9       17.2       21.4       23.6       22.5
August         17.1       18.7       24.3       24.1       23.3
September      17.5       19.4       23.3       21.5       20.9
October        16.5       17.1       22.4       22.2       21.7
November       17.4       19.5       20.9       24.4       20.5
December       16.8       22.1       22.2       22.1       22.6